SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 13, 2001
(Date of Report)
(Date of Earliest Event
Reported)

CORIXA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22891	91-1654387
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2

Item 5. Other Events

     On October 29, 2001, Corixa Corporation and Amersham Health announced that they had entered into an agreement whereby Amersham Health will market BEXXAR® (tositumomab, iodine I 131 tositumomab) in Europe. On December 17, 2001, Corixa filed a current report on Form 8-K announcing the transaction and filing copies of the development agreement, manufacturing agreement and stock purchase agreement as exhibits. In connection with the original report, Corixa sought confidential treatment of portions of the exhibits. On April 12, 2002, Corixa filed an amendment to the current report on Form 8-K for the purpose of refiling the exhibits with amended redactions. This amendment is filed solely for the purpose of refiling the exhibits, with the redactions to the exhibits amended in accordance with an amended application for confidential treatment filed separately by Corixa with the Commission and concurrently with this report.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

10.1*	Development, Commercialization and License Agreement, dated as of October 26, 2001, between Corixa Corporation and Amersham PLC

10.2*	Manufacturing and Supply Agreement, dated as of October 26, 2001, between Corixa Corporation and Amersham PLC

10.3+	Stock Purchase Agreement dated as of October 29, 2001 between Corixa Corporation and Amersham Health, Inc.

99.1+	Corixa Corporation Press Release dated October 29, 2001

*	Confidential treatment requested.

+	Previously filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: May 16, 2002	By:	/s/ Michelle Burris

Name: Michelle Burris Its: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1*	Development, Commercialization and License Agreement, dated October 26, 2001, between Corixa Corporation and Amersham PLC

10.2*	Manufacturing and Supply Agreement, dated October 29, 2001, between Corixa Corporation and Amersham PLC

10.3+	Stock Purchase Agreement between Corixa Corporation and Amersham Health, Inc. dated October 29, 2001

99.1+	Corixa Corporation Press Release dated October 29, 2001

*	Confidential treatment requested.

+	Previously filed.